Edward C. Lee, CPA

January 1, 2001

Mr. Kenneth Kang Yeh, CEO/President

DIT Ventures, Inc.

9420 Telstar Avenue, Suite 211

El Monte, CA 91731

Re: Filing of Form 10-SB

Dear Mr. Yeh:

We have audited the financial statements of DIT Ventures, Inc. (DITV) for the period June 1, 2000 (date of incorporation) through September 30, 2000. We hereby grant our consent for DITV to include our audit report (dated October 27, 2000) in DITV's filing of Form 10-SB.

Very truly yours,

Edward C. Lee, CPA

El Monte, California